UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2019

STATE STREET CORPORATION

(Exact name of Registrant as Specified in its Charter)

Massachusetts	001-07511	04-2456637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Street

Boston, Massachusetts 02111

(Address of principal executive offices)

617 786-3000

(Registrant’s telephone number, including area code):

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	STT	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Non-Cumulative Perpetual Preferred Stock, Series C, without par value per share	STT.PRC	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, without par value per share	STT.PRD	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Non-Cumulative Perpetual Preferred Stock, Series E, without par value per share	STT.PRE	New York Stock Exchange
Depositary Shares, each representing a 1/4,000th ownership interest in a share of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series G, without par value per share	STT.PRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On November 1, 2019, State Street Corporation (“State Street”) issued $1,000,000,000 aggregate principal amount of Fixed-to-Floating Rate Senior Notes due 2025 (the “Senior Notes”) and $500,000,000 aggregate principal amount of Fixed-to-Floating Rate Senior Subordinated Notes due 2034 (the “Subordinated Notes” and, together with the Senior Notes, the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-221293) and a related prospectus supplement filed with the Securities and Exchange Commission (the “SEC”). The Senior Notes were issued pursuant to an Indenture dated as of October 31, 2014 (the “Senior Notes Base Indenture”) as supplemented by the First Supplemental Indenture dated as of May 8, 2017 (the “Senior Notes Supplemental Indenture” and, together with the Senior Notes Base Indenture, the “Senior Notes Indenture”), between State Street and U.S. Bank National Association, a national banking association organized under the laws of the United States, as trustee. The Subordinated Notes were issued pursuant to an Indenture dated as of October 31, 2014 (the “Subordinated Notes Base Indenture”) as supplemented by the First Supplemental Indenture dated as of November 2, 2017 (the “Subordinated Notes Supplemental Indenture” and, together with the Subordinated Notes Base Indenture, the “Subordinated Notes Indenture”), between State Street and Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States, as trustee. The form of Senior Note is filed as Exhibit 4.1 hereto, and the form of Subordinated Note is filed as Exhibit 4.2 hereto. The Senior Notes Base Indenture has been included as Exhibit 4.2 to State Street’s Registration Statement on Form S-3, filed with the SEC on November 18, 2014. The Senior Notes Supplemental Indenture has been included as Exhibit 4.1 to State Street’s current report on Form 8-K, filed with the SEC on May 8, 2017. The Subordinated Notes Base Indenture has been included as Exhibit 4.3 to State Street’s Registration Statement on Form S-3, filed with the SEC on November 18, 2014. The Subordinated Notes Supplemental Indenture has been included as Exhibit 4.5 to State Street’s Registration Statement on Form S-3, filed with the SEC on November 2, 2017.

The sale of the Notes was made pursuant to the terms of an underwriting agreement dated October 29, 2019 (the “Underwriting Agreement”), entered into among State Street and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and UBS Securities LLC, as representatives of the underwriters named therein. The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

State Street expects to receive net proceeds from the offering of the Notes of approximately $1.49 billion, after deducting estimated expenses and underwriting discounts and commissions.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to State Street, has issued an opinion to State Street, dated November 1, 2019, regarding the legality of the Notes to be issued and sold in the offering upon issuance and sale thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated October 29, 2019, by and among State Street Corporation Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Goldman Sachs & Co. LLC and UBS Securities LLC, as representatives of the several underwriters named therein

4.1	Form of Fixed-to-Floating Rate Senior Notes due 2025

4.2	Form of Fixed-to-Floating Rate Senior Subordinated Notes due 2034

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated November 1, 2019

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included as part of Exhibit 5.1)

*104	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Submitted electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Elizabeth M. Schaefer
Name:	Elizabeth M. Schaefer
Title:	Senior Vice President and Deputy Controller

Date: November 1, 2019